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                                                                    EXHIBIT 23.3


                      [MILLER AND LENTS, LTD. LETTERHEAD]

                       CONSENT OF OIL AND GAS CONSULTANT

As independent oil and gas consultants, Miller and Lents, Ltd. hereby consents to the incorporation by reference of our audit letters dated February 22, 2001 and July 16, 2001 (together, the "Audit Letters"), each prepared for Belco Oil & Gas Corp. (now known as Westport Resources Corporation ) ("Westport"), in Westport's Registration Statement on Form S-3 (No. 333-42107) (the "Registration Statement").


                                        MILLER AND LENTS, LTD.



                                        By /s/ CHRISTOPHER A. BUTTA
                                           -----------------------------
                                           Christopher A. Butta
                                           Senior Vice President


Houston, Texas

November 27, 2002